UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII (State or Other Jurisdiction of Incorporation)	001-34187 (Commission File Number)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway Honolulu, Hawaii (Address of Principal Executive Offices)	96819 (Zip Code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2017, following the conclusion of the Matson, Inc. (the “Company”) 2017 Annual Meeting of Shareholders, Walter A. Dods, Jr. retired as Chairman of the Board of Directors of the Company (the “Board”), having reached the mandatory retirement age set forth in the Company’s Corporate Governance Guidelines.  Prior to his retirement, Mr. Dods had also served as a member of the Nominating and Corporate Governance Committee of the Board.  Upon Mr. Dods’ retirement, the size of the Board was reduced from eight (8) to seven (7) directors.

On April 26, 2017, the Board appointed Matthew J. Cox, the Company’s Chief Executive Officer and a current director on the Board, to serve as Chairman of the Board following Mr. Dods’ retirement.  Mr. Cox’s compensation will not change in connection with his service as Chairman of the Board.  The Board also appointed Ronald J. Forest to serve as President of Matson, Inc.  Concurrently, Mr. Cox relinquished the title of President of Matson, Inc.  Mr. Forest, 61, joined the Company in 1995 and previously served as the Company’s Senior Vice President, Operations since 2012.  There are no family relationships among any of the Company’s directors or executive officers and Mr. Forest, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his appointment to President, Mr. Forest will receive an annual base salary of $500,000 and will be eligible to earn an annual cash bonus with a target of 70% of his base salary, subject to the achievement of Company and individual performance objectives as approved by the Compensation Committee of the Board of Directors. Also in recognition of his appointment to President, on April 28, 2017, Mr. Forest received an equity incentive award with a target grant value of $300,000 split equally between time based restricted stock units and performance shares. A copy of the press release announcing the appointments of Mr. Cox and Mr. Forest is furnished hereto as Exhibit 99.1.

Also on April 26, 2017, the independent directors on the Board designated Jeffrey N. Watanabe, a current director on the Board, to serve as Lead Independent Director of the Board following Mr. Dods’ retirement, in accordance with the Company’s Corporate Governance Guidelines.  Mr. Watanabe will receive an additional annual cash retainer of $30,000 to serve as Lead Independent Director, which amount will be prorated for the second quarter of 2017.

Item 5.07              Submission of Matters to a Vote of Security Holders.

On April 27, 2017, the Company held its 2017 Annual Meeting of Shareholders, at which: (i) seven directors to the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, (iii) one year was approved as the preferred frequency of future advisory votes on executive compensation, and (iv) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2017 was ratified.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 13, 2017.  The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the 2017 Annual Meeting of Shareholders, were as follows:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non- Vote
W. Blake Baird	33,322,950	3,312,923	3,044,624
Michael J. Chun	36,297,168	338,705	3,044,624
Matthew J. Cox	36,414,927	220,946	3,044,624
Thomas B. Fargo	36,350,202	285,671	3,044,624
Stanley M. Kuriyama	36,376,457	259,416	3,044,624
Constance H. Lau	36,045,959	589,914	3,044,624
Jeffrey N. Watanabe	36,137,524	498,349	3,044,624

2

Proposal 2: Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
35,202,136	1,209,837	223,900	3,044,624

Proposal 3: Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
27,984,153	77,278	8,421,609	152,833	—

In light of these voting results, the Company plans to hold future advisory votes to approve executive compensation annually until the next required vote on the frequency of such advisory votes, or until the Board otherwise determines that a different frequency is in the best interests of the Company and its shareholders.

Proposal 4:  Ratification of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Vote
39,240,380	348,575	91,542	—

Item 9.01.             Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

99.1	Press Release issued by Matson, Inc., dated April 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2017

MATSON, INC.

/s/ Peter T. Heilmann
Peter T. Heilmann
Senior Vice President and
Chief Administrative Officer

3